Exhibit 10.1

AMENDMENT NUMBER 1 TO LOAN AGREEMENT

DATED OCTOBER 31, 2007

This Amendment is entered into this 4th day of December 2007, by and between Randolph M. Pentel and CapSource Financial, Inc., a Colorado corporation, (collectively “Parties”).

WHEREAS, the Parties entered into a loan agreement dated October 31, 2007 in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (“Loan Agreement”);

WHEREAS, the Parties desire to modify the terms of the Loan Agreement;

NOW THEREFOR for good and valuable consideration, the sufficiency of which is acknowledged, the Parties agree as follows:

1.	Article 1 of the Loan Agreement the term “Loan Agreement” shall be and is hereby amended to One Million Dollars ($1,000,000).

2.	All other terms and conditions of the Loan Agreement remain unchanged and hereby ratified.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first set forth above.

/s/ Randolph M. Pentel
Randolph M. Pentel

CapSource Financial, Inc.

/s/ Steven E. Reichert
By Steven E. Reichert Its Vice President and General Counsel